EXHIBIT 10.4

                                 AMENDMENT NO. 1
                                     TO THE
              DEL LABORATORIES, INC. EMPLOYEE STOCK OWNERSHIP PLAN


     Del Laboratories, Inc. (the "Employer") wishes to amend the Del Laboratories, Inc. Employee Stock Ownership Plan (the "Plan") to make certain design changes as requested by the Internal Revenue Service. Accordingly, effective January 1, 1997, unless otherwise indicated herein, the Plan is amended as follows:

     1. Section 1.14 of the Plan is amended by adding the following paragraph to the end thereof:

        For purposes of the preceding paragraph, the term "leased employee" (as defined in Code ss.414(n)) means any person who is not an Employee of the Employer and who provides services to the Employer if such services are provided pursuant to an agreement between the Employer and the other person (in this subsection an organization that provides leased employees), such person has performed such services for the Employer on a substantially full-time basis for a period of at least a year, and such services are performed under primary direction or control of the Employer.


     2. Section 2.3 of the Plan is amended by replacing "Section 1.36" therein with "Section 1.37".


     3. Section 6.6(b) is amended by replacing the title thereof (i.e., "Required Beginning Date") with the title "Timing of Distributions" and by adding the following to the end thereof:

        Notwithstanding anything in the Plan to the contrary, to the extent required by Code section 401(a)(14), distributions under the Plan shall be made no later than sixty (60) days after the close of the Plan Year during which the latest of the following dates occurs: (i) the date on which the Participant attains Normal Retirement Age, (ii) the date on which the Participant's employment terminates, or (iii) the tenth (10th) anniversary of the year the Participant commenced participation in the Plan, unless the Participant elects a later commencement date subject to the requirements of Section 6.12.


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     4. Section 6.14 is amended by adding the following to the end of the first sentence thereof:

        For purposes of this determination, if at the time of any distribution the present value of the vested Plan Account of the Participant exceeds five thousand dollars ($5,000), then the present value of the vested Plan Account of the Participant at any subsequent time shall be deemed to exceed five thousand dollars ($5,000). The preceding sentence shall have no effect with respect to distributions made on or after October 17, 2000 to employees who are not, as of October 17, 2000, in the process of receiving distributions.


     IN WITNESS WHEREOF, the Employer has caused this Amendment to be duly executed under seal on its behalf, effective as specified herein.

ATTEST/WITNESS:                         DEL LABORATORIES, INC.

By: /s/ Maureen A. Staszewski           By:/s/ Gene L. Wexler (SEAL)

Print Name: Maureen A. Staszewski       Print Name: Gene L. Wexler
                                        Title:  Vice President, General Counsel
                                                and Secretary

                                        Date: April 3, 2002


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